U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

AMENDMENT NO. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56118

Well-being Holdings, Inc.

(Name of Small Business Issuer in its charter)

Telephone Number of Issuer: +81-92-710-633

Email Address of Issuer: wellbemanagement@gmail.com

Delaware	I.R.S. Employer Identification Number
(State or other jurisdiction of	35-2676081
incorporation or formation)

4-18-19-601, Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka, Japan
812-0011
(Address of principal executive offices)	(Zip Code)

Please Send all Correspondence to:

V Financial Group, Inc.

780 Reservoir Avenue, #123

Cranston, R.I. 02910

Email: jeff@vfinancialgroup.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so
Title of each class	registered each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1. BUSINESS

Corporate History of Well-being Holdings, Inc.

Well-being Holdings, Inc. (we, us, our, the "Company" or the "Registrant") was originally incorporated under the laws of the State of Delaware on September 27, 2019.

The Company has elected September 30th as its fiscal year end.

On September 27, 2019, Haruhiko Abe was appointed to serve as our Director, President, Secretary, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer.

On September 27, 2019, 20,000,000 shares of common stock were issued to Well-be Co., Ltd., a Japan Corporation. These shares are considered to be founder shares and were issued for services rendered to the Company. Well-be Co., Ltd. is in part owned and controlled by our sole officer and director, Haruhiko Abe. The following table breaks down the ownership of Well-be Co., Ltd.

Ownership Breakdown of Well-be Co., Ltd.

Name	% Ownership
Haruhiko Abe	20%
Tamiko Uenishi	20%
Masaaki Udodaira	60%

On October 22, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Well-be Co., Ltd., a Japan Corporation (referred to herein as “Well-be”). Pursuant to this agreement Well-be gifted to the Company, at no cost, 30 shares of common stock of Ing Management Co., Ltd., a Japan corporation (“Ing Management”), which represented all of its issued and outstanding shares.

Ing Management Co., Ltd. is now our wholly owned subsidiary which we operate through exclusively. Through our subsidiary we act as a sales agent to Impact Co., Ltd. whereas, we facilitate purchases and sales of fluorescent pigments used to illuminate public structures, such as but not limited to, staircases, walkways, and buildings.

Business Summary

The primary business activity of the Company is to provide phosphorescent pigments to contractors who are engaged by local governments throughout the prefectures of Japan. Phosphorescent pigment is paint that shines in the dark when it absorbs sunlight or fluorescent light. The brightness and shine depends upon the strength of the absorbed light.

It is the belief of the Company, that given the clear benefits of phosphorescent pigments, for visibility and safety, that the demand for phosphorescent pigments will continue to increase as time goes on. The pigments can be used in signs, steps, on pathways, and for a large number of other purposes. It appears that local governments in Japan have been increasing approving plans to use phosphorescent pigments in construction products, and it is our intention to meet this growing demand. At present, we will focus on offering our services in the Kyushu and Okinawa prefectures, but we may expand our target area as time passes and our operations progress.

Through the personal and business connections of our sole officer and director, Mr. Haruhiko Abe, the Company plans to approach local governments that are in the process of considering hiring contractors for projects that would utilize phosphorescent pigments. Mr. Abe intends to discover, through his personal and business connections, these potential projects and then physically approach the decision makers in local governments in order to promote the phosphorescent pigments for use in their construction projects. Further, the Company plans to assume the responsibility of locating local contractors to perform the construction projects desired by local governments.

Upon approval of a project, where there is a purpose or use for fluorescent pigment, by local governments, the Company will approach local contractors who have the capability to perform the projects approved by local governments. We do not presently have exclusive agreements with any local contractors, but we may consider the possibility of entering into such agreements in the future if it appears to be advantageous. When suitable contractors for the job are identified, the Company intends to act as the liaison between the local government and the contractor as they enter into negotiations. Upon entering into an agreement, the Company will then sell phosphorescent pigments suitable for the project to the engaged contractor.

We do not presently, nor do we have any plans in the near future to, manufacture phosphorescent pigments. We have entered into an agreement to purchase phosphorescent pigments from Impact Co., Ltd. on an ongoing basis for prices that will be determined at the point of sale. We will only purchase the specific amount of pigment needed for the already approved projects between local governments and contractors. Impact Co., Ltd has verbally agreed to deliver the requested amount of pigments purchased by the Company and resold to the contractor(s) handling the construction project, and at no point will the Company assume possession of the pigments. The main source of revenue for the Company will be the sale of phosphorescent pigments to the contractors who will be performing the projects approved by local governments.

It should be noted that Mr. Abe volunteers his time as a marketing advisor for Impact Co., Ltd for no compensation. It is the belief of the Company that the conflict of interest posed by Mr. Abe’s relationship with Impact Co., Ltd is minimized by the fact that Mr. Abe at no point directly solicits customers for Impact Co., Ltd.  It is Mr. Abe’s belief that through volunteering his time to assist Impact Co., Ltd with their marketing efforts, that he can more readily identify potential customers for the Company.

As mentioned throughout we intend to purchase pigments from Impact Co., Ltd. and have no plans in the near future to purchase pigments from any other supplier. Should Impact Co., Ltd., for any reason, decide to no longer sell us fluorescent pigments, or should they be unable for any reason to sell us fluorescent pigments, our operations may be negatively impacted, and or our operations may become temporarily suspended until such time we find another suitable supplier for fluorescent pigments. For all pigments purchased from Impact Co., Ltd., Impact will be responsible for shipments and deliveries. Should there be any conflicts during the shipping process it may negatively affect our operations, negatively impact our reputation, and may cause a loss in future revenues as customers may seek other distributors for fluorescent pigments. Should Impact Co., Ltd. be unable to, or refuse to sell us fluorescent pigments we may also need to hire staff, for delivery, as the new suppliers may be unwilling to “drop-ship” the products and may be unwilling to be liable for shipping or delivery.

Marketing Plan

Our marketing plan, at present, is not yet complete and is still being researched and developed. At present, we rely exclusively on the personal and business connections of our sole officer and director in order to generate leads for potential clients. In the future we intend to evaluate the possibility of marketing our services online via various platforms such as social media, online advertisement, and various other means. However, such forward looking plans remain in the early development stages and we have not yet progressed these plans with enough specificity in order to accurately forecast when a full marketing plan will be developed. Furthermore, we can not determine the extent to which we will require capital for our marketing efforts, or when we will commence with the implementation of our pending marketing plan.

Future Plans

Our future plans, at present, are constrained to progressing with the formation of our marketing plan. For the foreseeable future we intend to progress with our business plan and present our services to as many local governments in the Kyushu and Okinawa prefectures as we can manage. As our business progresses and we have developed a proven track record, we can then begin creating more detailed plans for how to manage our future growth.

While the majority of our future plans remain in the speculative stage, we do intend, if our business progresses to an appropriate level to warrant it, to evaluate the possibility of hiring employees. At this juncture we cannot determine, with any level of specificity, exactly how many employees we will need to hire in the event that our business plan progresses.

Shell Company Status

At this time, due to our current level of our operations we are considered to be a shell company, as defined by Rule 12b2 under the Exchange Act.

A shell Company is defined as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Consequences of shell company status:

- The Company is ineligible to file a registration of securities using Form S-8; and

- Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 promulgated under the Securities Act or Section 4(a)(1) of the Securities Act so long as we are designated as a "shell company" and for 12 months after we cease to be a "shell company." After the 12-month period following the date we cease to be a shell company, we may rely on exemptions from registration if we are otherwise in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The primary business activity of the Company is to provide phosphorescent pigments to contractors who are engaged by local governments throughout the prefectures of Japan. Phosphorescent pigment is paint that shines in the dark when it absorbs sunlight or fluorescent light. The brightness and shine depends upon the strength of the absorbed light. We are a startup stage company and have not realized any revenues at this time.

Liquidity and Capital Resources

We have no known demands or commitments and are not aware of any events or uncertainties as of September 30, 2019 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Over the course of the next 12 months we anticipate that we will need working capital in the amount of $300,000 to pay for ongoing reporting requirements, and other related business items, which we believe will be necessary in furthering our business operations. This includes, but is not limited to, creating a marketing plan to attract potential customers, hiring additional employees, of which we currently only have one, and also securing office space to house additional staff we may hire going forward. The exact amount we believe we will need to allocate to each of the aforementioned items is still undetermined.

At this time we do not have sufficient resources and or capital to fund our operations in any capacity.

Going forward we may utilize funds from Well-be Co., Ltd., our parent company, which has informally agreed to advance us funds, to allow us to pay for operating expenses. Well-be Co., Ltd., however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

We had no material commitments for capital expenditures as of September 30, 2019.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. To fully execute our business plan we believe we will need to secure office space that provides us the space needed to house future staff, and potential products we may carry in inventory.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership (Common Stock)	Percentage of Class

Well-be Co., Ltd. (1)	20,000,000	100%
4-18-19-601, Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka, 812-0011, Japan

(1) Haruhiko Abe, our sole officer and director, also serves as the sole officer and director of Well-be Co., Ltd.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Haruhiko Abe	54	Director, President, Secretary, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

Haruhiko Abe, Director, President, Secretary, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

In 1989 Haruhiko Abe graduated from the Department of Law at Waseda University. That same year he joined Utsunomiya Law Office. In 2005 he left Utsunomiya Law Office and started his own independent business as a consultant until the year 2017. In 2017, he incorporated Sosei Co., Ltd. in Japan which he remains at today. Currently, as the President of Sosei Co., Ltd., Mr. Abe provides business consulting services. In November 2018, he was appointed as the Chief Excective Officer and Director of Well-be Co., Ltd. Currently, Mr. Abe serves as the Chief Executive Officer of Well-be Co., Ltd., Well-being Holdings Holdings, Inc., and Ing Management Co., Ltd.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

ITEM 6. EXECUTIVE COMPENSATION

The following table shows for the year ended September 30, 2019, the compensation awarded (earned) or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Summary Compensation Table

Name and principal position (a)	As of September 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Haruhiko Abe, Sole Officer and Director	2019	-	-	2,000	-	-	-	-	2,000

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We utilize the office space and equipment of our management at no cost.

On September 27, 2019, 20,000,000 shares of common stock were issued to Well-be Co., Ltd., a Japan Corporation. These shares are considered to be founder shares and were issued for services rendered to the Company. Well-be Co., Ltd. is in part owned and controlled by our sole officer and director, Haruhiko Abe. The following table breaks down the ownership of Well-be Co., Ltd.

Ownership Breakdown of Well-be Co., Ltd.

Name	% Ownership
Haruhiko Abe	20%
Tamiko Uenishi	20%
Masaaki Udodaira	60%

On October 22, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Well-be Co., Ltd., a Japan Corporation (referred to herein as “Well-be”). Pursuant to this agreement Well-be gifted to the Company, at no cost, 30 shares of common stock of Ing Management Co., Ltd., a Japan corporation (“Ing Management”), which represented all of its issued and outstanding shares.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors,

-	Establish its own definition of 'independent" as related to directors and nominees for directors,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is not trading on any stock exchange.

(b) Holders.

As of the date of this registration statement there is one holder of an aggregate of 20,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On September 27, 2019, 20,000,000 shares of common stock were issued to Well-be Co., Ltd., a Japan Corporation. These shares are considered to be founder shares and were issued for services rendered to the Company. Well-be Co., Ltd. is in part owned and controlled by our sole officer and director, Haruhiko Abe. The following table breaks down the ownership of Well-be Co., Ltd.

Ownership Breakdown of Well-be Co., Ltd.

Name	% Ownership
Haruhiko Abe	20%
Tamiko Uenishi	20%
Masaaki Udodaira	60%

The aforementioned issuance of 20,000,000 shares of restricted common to Well-be Co., Ltd on September 27, 2019 were issued pursuant to 4(2) of the Securities Act of 1933. The share issuance was not part of any public offering and the shares were restricted.

On October 22, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Well-be Co., Ltd., a Japan Corporation (referred to herein as “Well-be”). Pursuant to this agreement Well-be gifted to the Company, at no cost, 30 shares of restricted common stock of Ing Management Co., Ltd., a Japan corporation (“Ing Management”), which represented all of its issued and outstanding shares.

Ing Management Co., Ltd. is now our wholly owned subsidiary.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.0001 per share (the Preferred Stock). As of December 12, 2019 20,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Under the General Corporation Law of the State of Delaware, or DGCL Section, a corporation is required to indemnify both the current and former directors or officers of the corporation against expenses actually and reasonably incurred if the particular current or former director or officer seeking indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that such person was a director or officer of the corporation. In addition, a corporation may indemnify its current or former directors or officers against (i) judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, in the case of a third-party action, and (ii) expenses, including attorneys’ fees (but not amounts paid in settlement or judgments), in the case of an action by the corporation or a derivative action brought by a stockholder, in each case incurred in any actual or threatened litigation brought by reason of the fact that such person was serving in one of the previously mentioned capacities. In order for an individual to qualify for what is generally referred to as “permissive indemnification,” an appropriate body, such as the board’s disinterested directors, must determine that such individual has met the requisite standard of conduct.

However, the weakness of indemnification, whether required or permitted by statute, is that the current or former director or officer must either prevail in the action or have met the requisite standard of conduct. This means that the director or officer must fund a defense to reach the required result. In recognition of this, the DGCL permits a corporation to advance the expenses incurred by a current or former director or officer in defending third-party or derivative actions without regard to a standard of conduct. As a condition precedent to the advancement of expenses, a corporation is required to obtain from a director or officer to whom expenses are advanced an undertaking to repay any amounts advanced in the event that it is later determined that such person is not entitled to indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Well-being Holdings, Inc.

Index to Financial Statements

Page*

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet as of September 30, 2019	F-3

Statement of Operations from September 27, 2019 (Inception) through September 30, 2019	F-4

Statement of Changes in Shareholders Equity (Deficit) from September 27, 2019 (Inception) through September 30, 2019	F-5

Statement of Cash Flows from September 27, 2019 (Inception) through September 30, 2019	F-6

Notes to Audited Financial Statements	F-7 to F-8

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Well-being Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Well-being Holdings, Inc. (the Company) as of September 30, 2019, and the related statement of operations, shareholders’ equity (deficit), and cash flows for the period from inception (September 27, 2019) through September 30, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company for the period ended September 30, 2019, and the results of its operations and its cash flows for the period from inception (September 27, 2019) through September 30, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations since inception and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

November 12, 2019

WELL-BEING HOLDINGS, INC.
BALANCE SHEET
As of
September 30, 2019
(Audited)

TOTAL ASSETS	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT

TOTAL LIABILITIES	-

Shareholders' Deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of September 30, 2019	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of September 30, 2019	2,000
Additional paid-in capital	(2,000)

TOTAL SHAREHOLDERS' DEFICIT	-

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these audited financial statements.

WELL-BEING HOLDINGS, INC.
STATEMENT OF OPERATIONS
For the period from
September 27, 2019 (date of inception)
to September 30, 2019
(Audited)

NET LOSS	$-

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	20,000,000

The accompanying notes are an integral part of these audited financial statements.

WELL-BEING HOLDINGS, INC.
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
September 27, 2019 (date of inception) to September 30, 2019
(Audited)

			ADDITIONAL
	COMMON STOCK		PAID IN	ACCUMULATED	TOTAL
	NUMBER	AMOUNT	CAPITAL	DEFICIT	DEFICIT

Balance – September 27, 2019	-	$-	$-	$-	$-
Founder’s common shares	20,000,000	2,000	(2,000)	-	-

Balance – September 30, 2019	20,000,000	$2,000	$(2,000)	$-	$-

The accompanying notes are an integral part of these audited financial statements.

WELL-BEING HOLDINGS, INC.
STATEMENT OF CASH FLOWS
For the period from
September 27, 2019 (date of inception)
to September 30, 2019
(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$-

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) financing activities	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) investing activities	$-

Net Change in Cash and Cash Equivalents	$-
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$-

NON-CASH TRANSACTIONS
Founder's shares	$2,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these audited financial statements.

WELL-BEING HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Well-being Holdings, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on September 27, 2019 with the name Well-being Holdings, Inc. As of September 30, 2019, the Company had not yet commenced any operations.

 The Company has elected September 30th as its year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2019 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of September 30, 2019, the Company had no financial instruments.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of September 30, 2019.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of September 30, 2019, the Company has not incurred a net loss.

NOTE 5 - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of September 30, 2019.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding as of September 30, 2019.

On September 27, 2019, 20,000,000 shares of common stock were issued to Well-be Co., Ltd., a Japan Corporation. These shares are considered to be founder shares and were issued for services rendered to the Company. Well-be Co., Ltd. is in part owned and controlled by our sole officer and director, Haruhiko Abe. The following table breaks down the ownership of Well-be Co., Ltd.

Ownership Breakdown of Well-be Co., Ltd.

Name	% Ownership
Haruhiko Abe	20%
Tamiko Uenishi	20%
Masaaki Udodaira	60%

The aforementioned issuance of 20,000,000 shares of restricted common to Well-be Co., Ltd on September 27, 2019 were issued pursuant to 4(2) of the Securities Act of 1933. The share issuance was not part of any public offering and the shares were restricted.

NOTE 6 - RELATED-PARTY TRANSACTIONS

Equity

On September 27, 2019, 20,000,000 shares of common stock were issued to Well-be Co., Ltd., a Japan Corporation. These shares are considered to be founder shares and were issued for services rendered to the Company. Well-be Co., Ltd. is in part owned and controlled by our sole officer and director, Haruhiko Abe. The following table breaks down the ownership of Well-be Co., Ltd.

Ownership Breakdown of Well-be Co., Ltd.

Name	% Ownership
Haruhiko Abe	20%
Tamiko Uenishi	20%
Masaaki Udodaira	60%

NOTE 7 - SUBSEQUENT EVENTS

On October 22, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Well-be Co., Ltd., a Japan Corporation (referred to herein as “Well-be”). Pursuant to this agreement Well-be gifted to the Company, at no cost, 30 shares of common stock of Ing Management Co., Ltd., a Japan corporation (“Ing Management”), which represented all of its issued and outstanding shares.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 15.

Exhibits

Exhibit Number	Description
3.1		Certificate of Incorporation*
3.2		By-Laws*
10.1		Sales Agency Agreement with Impact Co., Ltd.*
10.2		Share Contribution Agreement*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2019	Well-being Holdings, Inc.

	By:	/s/ Haruhiko Abe
Name: Haruhiko Abe
Title: President and CEO